Limbach Announces Acquisition of CYMCOR to Strengthen Data Center Services Platform TAMPA, Fla. – August 4, 2026 – Limbach Holdings, Inc. (Nasdaq: LMB) ("Limbach," or the "Company"), a building systems solutions firm that partners with building owners and operators of mission-critical mechanical, electrical, plumbing, and controls ("MEPC") infrastructure, today announced that it has acquired CYMCOR, Inc. ("CYMCOR"), a professional services firm specializing in program management, commissioning oversight, and strategic consulting for hyperscale, colocation, enterprise, and mission- critical data center clients. These capabilities also extend to other technically demanding markets, including healthcare. Transaction Details and Rationale The acquisition was completed for a purchase price of $30 million (subject to customary post-closing adjustments) and was funded through a combination of cash on hand and borrowings under the Company's recently expanded revolving credit facility. The Company currently expects CYMCOR to contribute approximately $12 million in professional services revenue and $4 million in adjusted EBITDA in 2027, not including potential revenue synergies or incremental project pull-through. Limbach’s immediate focus will be on integrating operations, leveraging complementary capabilities, and expanding customer relationships through the combined platform. A key strategic benefit of the acquisition is its ability to increase pull-through project revenue across Limbach's existing markets while expanding our presence in data center infrastructure. Through its program management services, CYMCOR currently oversees project budgets for customers that have a cumulative value exceeding $8 billion. The Company believes this early engagement with owners will create meaningful opportunities for Limbach to provide engineering, construction, commissioning, maintenance and other lifecycle services. Limbach has successfully employed a similar model in healthcare and believes CYMCOR can extend that approach into data centers and other mission-critical markets. The acquisition expands Limbach’s geographic reach, strengthens its ability to serve national and multi- site data center customers, and positions the Company to engage directly with building owners earlier in the facility lifecycle.

Management Commentary Mike McCann, President and Chief Executive Officer of Limbach, stated, " We are excited to welcome the CYMCOR team to the Limbach family. CYMCOR positions Limbach further upstream in the owner decision-making process, creating opportunities to generate high-margin professional services revenue while driving downstream project bookings across our platform. CYMCOR brings trusted owner relationships and specialized expertise that would have taken years to develop organically. “CYMCOR’s business model closely mirrors Limbach’s proven healthcare program management platform, giving us confidence in our ability to drive value in this mission-critical market. Over the last twelve months, our healthcare program management platform generated approximately $3 million of professional services revenue and pulled through approximately $60 million of project bookings resulting in a 20x pull through multiple. Building on that success, this acquisition strengthens our ability to scale nationally while extending a proven and repeatable business model we have already established in healthcare.” Marc Robertson, President of CYMCOR, added, "Over the past two decades, CYMCOR has built a reputation as a trusted advisor to owners managing some of the most complex capital programs in the industry. Limbach’s growing national presence, engineering expertise and operational resources will strengthen our capabilities, broaden our customer reach, and support long-term growth. We're excited to build on CYMCOR's strong reputation while becoming part of an organization that shares our values, customer focus, and long-term vision." About CYMCOR CYMCOR is a mission-critical program management and consulting firm specializing in the planning, management, and delivery of complex data center infrastructure projects. The company partners directly with owners to provide strategic program management, commissioning oversight, and lifecycle consulting services that help deliver high-performing, resilient facilities. With a presence in key data center markets including Dallas/Fort Worth, Atlanta, Charlotte, and Northern Virginia, CYMCOR is recognized for its customer-focused approach, technical expertise, and ability to successfully execute complex mission-critical projects. For more information, please visit www.cymcor.com About Limbach Limbach is a building systems solutions firm that designs, delivers, and maintains mechanical (heating, ventilation, and air conditioning), electrical, plumbing, and controls ("MEPC") systems that support life's most important moments. We partner with building owners and operators of mission-critical facilities across healthcare, industrial and manufacturing, data centers, life sciences, higher education, and cultural and entertainment markets. With approximately 1,600 team members across 22 offices throughout the Eastern and Midwestern regions of the United States, we strive to be an indispensable partner by combining our national capabilities with strong local execution and talent to deliver proactive, safe, and reliable solutions for complex facilities. Operating on a connected platform, we integrate engineering expertise with field execution to provide customized MEPC infrastructure solutions that address both operational and capital project needs, optimizing performance, enhancing reliability, and ensuring long-term safety. Forward-Looking Statements We make forward-looking statements in this press release within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, those related to the future contributions and performance of CYMCOR. These forward-looking statements relate to expectations or forecasts for future events. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target,” “goal,” or similar expressions. These forward- looking statements are based on information available to us as of the date they were made and involve a number of risks and uncertainties, which may cause them to turn out to be wrong. There may be additional risks that we consider immaterial or which are unknown. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Please refer to our most recent annual report on Form 10-K, as well as our subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this press release. Investor Relations Financial Profiles, Inc. Lisa Fortuna LMB-IR@limbachinc.com